UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 15, 2011 (September 14, 2011)

NORFOLK SOUTHERN CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Commercial Place Norfolk, Virginia 23510-9241 (Address of principal executive offices)	(757) 629-2680 (Registrant’s telephone number, including area code)

No Change
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

See description under Item 2.03

Item 2.03.    Creation of a Direct Financial Obligation of a Registrant

On September 14, 2011, the Registrant issued $595,504,000 aggregate principal amount of 4.837% Notes due 2041 (the “2041 Notes”) and $4,492,000 aggregate principal amount of 6.00% Senior Notes due 2111 (the “2111 Notes” and, together with the 2041 Notes, the “New Notes”) in exchange for specified series of the Registrant’s outstanding debt securities, in connection with the expiration of the early exchange date for its previously announced exchange offers.

The 2041 Notes were issued pursuant to an Indenture, dated as of September 14, 2011 (the “2041 Notes Indenture”), between the Registrant and U.S. Bank National Association, as trustee (the “Trustee”). The 2041 Notes will pay interest semiannually at a rate of 4.837% per annum and will be redeemable, in whole or in part, at the Registrant's option, at any time and from time to time, at a redemption price payable in cash equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a specified rate, plus in each case accrued and unpaid interest, if any, to, but not including, the redemption date.  The 2041 Notes Indenture contains negative covenants and events of default that are consistent with the provisions of the Registrant's existing indentures. The 2041 Notes Indenture is filed herewith as Exhibit 4.1, and the description of the 2041 Notes Indenture contained herein is qualified by reference thereto.

The 2111 Notes were issued pursuant to an Indenture, dated as of June 1, 2009, as supplemented by the Second Supplemental Indenture thereto, dated as of May 23, 2011, and as further supplemented and amended by the Third Supplemental Indenture thereto (the “Third Supplemental Indenture”), dated as of September 14, 2011, in each case between the Registrant and the Trustee (together, the “2111 Notes Indenture”). The 2111 Notes will pay interest semiannually at a rate of 6.00% per annum and will be redeemable, in whole or in part, at the Registrant's option, at any time and from time to time, at a redemption price payable in cash equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a specified rate, plus in each case accrued and unpaid interest, if any, to, but not including, the redemption date.  The 2111 Notes Indenture contains negative covenants and events of default that are consistent with the provisions of the Registrant's existing indentures. The Third Supplemental Indenture is filed herewith as Exhibit 4.2, and the description of the 2111 Notes Indenture contained herein is qualified by reference thereto.

On September 14, 2011, in connection with the issuance of the New Notes, the Registrant entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the dealer managers (the "Dealer Managers").  Under the Registration Rights Agreement, the Registrant has agreed to file with the Securities and Exchange Commission within 180 days after the final settlement date of the exchange offers, and use commercially reasonable efforts to have declared effective within 270 days from such final settlement date, an exchange offer registration statement pursuant to which the Registrant will issue, in exchange for tendered New Notes, registered securities containing terms identical to the New Notes in all material respects.  The Registration Rights Agreement is filed herewith as Exhibit 4.3, and the description of the Registration Rights Agreement contained herein is qualified by reference thereto.

The Trustee and its affiliates, as well the Dealer Managers and their respective affiliates, have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Registrant, for which they received or will receive customary fees and expenses and none of which are material individually or in the aggregate with respect to any individual party.

The New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Indenture, dated as of September 14, 2011
4.2	Third Supplemental Indenture, dated as of September 14, 2011
4.3	Registration Rights Agreement, dated as September 14, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

NORFOLK SOUTHERN CORPORATION
(Registrant)

By:	/s/ Howard D. McFadden
	Name:	Howard D. McFadden
	Title:	Corporate Secretary

Date: September 15, 2011

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of September 14, 2011
4.2	Third Supplemental Indenture, dated as of September 14, 2011
4.3	Registration Rights Agreement, dated as September 14, 2011